EXHIBIT 23.1






                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We consent to the use of our report dated August 27, 2003 on the May 31, 2003 and 2002 financial statements of Advanced Media, Inc (formerly Advanced Knowledge, Inc.) in the Fourth Amendment to Registration Statement on Form 10-SB.



/s/ Farber & Hass LLP

Camarillo, California
April 23, 2004